UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

FRP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202

March 27, 2023

Dear Fellow Shareholder:

On behalf of the board of directors, we thank you for your investment in FRP Holdings, Inc. (“FRP”) and invite you to attend the 2023 annual meeting of shareholders on Wednesday, May 10, 2023 at 11:00 a.m. This year’s meeting will be held virtually. To participate in the annual meeting, go to www.frpdev.com, click the Investors tab, and then click the link titled “2023 Annual Shareholders Meeting”.

We are soliciting proxies for use at the annual shareholders meeting, at which shareholders are being asked to consider and vote upon proposals to (i) elect the seven director nominees listed in the proxy statement for a one-year term, (ii) ratify the audit committee’s selection of the independent auditor, (iii) approve, on an advisory basis, the executive compensation of our named executive officers and (iv) hold an advisory say-on-pay vote every one, two or three years.

Your vote is very important. Even if you plan to attend the virtual annual meeting, it is strongly recommended that you vote your shares of FRP stock by completing, signing, and returning the enclosed proxy card as soon as possible to ensure your shares are represented at the annual meeting. In order to vote during the virtual meeting, you will need to submit proof of ownership of your FRP stock or documentation of your proxy prior to the commencement of the meeting to the following email address: michelles@frpdev.com.

If you hold your shares in “street name” you should instruct your broker how to vote in accordance with your voting instruction card.

The accompanying proxy statement provides you with detailed and important information about the annual meeting and the other business to be considered by FRP’s shareholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about FRP from documents we have filed with the U.S. Securities and Exchange Commission.

Thank you for your continued support.

Very truly yours,

John D. Baker, II
Executive Chairman

This proxy statement is dated March 27, 2023 and is first being mailed to shareholders on or about April 5, 2023.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2023

You are cordially invited to attend the virtual annual meeting of the shareholders of FRP Holdings, Inc. (the “Company”, or “FRP”) on May 10, 2023 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect the seven director nominees listed in the accompanying proxy statement for a one-year term (the “Director Election Proposal”);

2.	To ratify the audit committee’s selection of the Company’s independent registered public accounting firm (the “Auditor Proposal”);

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Compensation Proposal”); and

4.	To select, on an advisory basis, whether the Company should include an advisory vote on executive compensation every one, two, or three years (the “Frequency Proposal”);

The board of directors of FRP recommends that you vote “FOR” the election of the seven nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal, and “FOR” the Compensation Proposal, and “ONE YEAR” on the Frequency Proposal. We urge you to read this material carefully.

To participate in the annual meeting, go to www.frpdev.com, click the Investor Relations tab, and then click the link titled “2023 Annual Shareholders Meeting”. In order to vote during the virtual meeting, you will need to submit proof of ownership of your FRP stock or documentation of your proxy prior to the commencement of the meeting to the following email address: michelles@frpdev.com.

Our board of directors has fixed the close of business on March 15, 2023 as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting or any postponement or adjournment thereof. Only holders of record of shares of FRP common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments thereof. At the close of business on the record date, FRP had 9,484,970 shares of common stock outstanding and entitled to vote.

The ratification of the Auditor Proposal and the approval, on a non-binding, advisory basis, of the Compensation Proposal each require approval of a majority of the votes cast at the annual meeting. The outcome of the Director Election Proposal and the Frequency Proposal will be determined by a plurality of the votes cast at the annual meeting.

Whether you own few shares or many shares, and whether you plan to attend the virtual meeting or not, it is important that your shares be voted on matters that come before the annual meeting. You may authorize a proxy to vote by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. Any proxy given by a shareholder of record may be revoked by the shareholder at any time prior to the voting of the proxy by (i) delivering a written notice of revocation to our Secretary, (ii) executing and delivering a later-dated proxy, or (iii) attending and voting during the virtual annual meeting. Your prompt cooperation will be greatly appreciated.

Your vote is very important. This proxy statement provides you with detailed information about the Proposals. We encourage you to read the accompanying proxy statement carefully and in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the virtual annual meeting. If you have questions about the foregoing proposals or would like additional copies of the proxy statement, please contact: FRP Holdings, Inc., Attention: John D. Milton, Jr., Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202 (telephone: (904) 858-9100).

This notice and proxy statement are dated March 27, 2023 and are first being mailed to shareholders on or about April 5, 2023.

By Order of the Board of Directors,

John D. Milton, Jr.
Executive Vice President, Secretary, and General Counsel

March 27, 2023

IMPORTANT: If you hold shares of FRP common stock through an account with a broker, dealer, bank, or other nominee please follow the instructions you receive from them to vote your shares.

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PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (which we refer to in this proxy statement as the “FRP Board”) of FRP Holdings, Inc. (which we refer to in this proxy statement as “FRP” or the “Company”) for use at the annual meeting of our shareholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to FRP. This proxy statement is dated March 27, 2023 and is first being mailed to shareholders on or about April 5, 2023.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the matters described in this proxy statement. We urge you to carefully read this proxy statement, as well as the documents referred to or incorporated by reference into this proxy statement, to fully understand the Proposals. For a list of documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find Additional Information” beginning on page 38.

The Annual Meeting (See page 8)

The annual meeting will be held virtually on Wednesday, May 10, 2023 at 11:00 a.m., Eastern Daylight Time. To participate in the annual meeting, go to www.frpdev.com, click the Investors tab, and then click the link titled “2023 Annual Shareholders Meeting”.

At the annual meeting, holders of FRP common stock as of the record date will be asked to consider and vote upon:

●	the proposal to approve to elect the seven director nominees listed in the accompanying proxy statement for a one-year term (the “Director Election Proposal”);

●	the proposal to ratify the audit committee’s selection of the Company’s independent registered public accounting firm (the “Auditor Proposal”);

●	the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Compensation Proposal”): and

●	the proposal to select, on an advisory basis, whether the Company should include an advisory vote on executive compensation every one, two, or three years (the “Frequency Proposal”).

Required Vote (See page 8)

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

The Frequency Proposal: The vote frequency option receiving the greatest number of votes will be considered the frequency option recommended by the Company’s shareholders. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Frequency Proposal.

The Director Election Proposal, the Auditor Proposal, the Compensation Proposal, and the Frequency Proposal are collectively referred to herein as the “Proposals”.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum, but will have no effect on the Proposals.

Record Date (See page 8)

The record date for the determination of holders of FRP common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on March 15, 2023. Holders of FRP common stock as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. At the close of business on the record date, FRP had 9,484,970 shares of common stock outstanding and entitled to vote.

Quorum (See page 8)

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must either attend the virtual annual meeting or submit votes by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote during the virtual annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Recommendation of FRP’s Board of Directors

The FRP Board recommends that you vote “FOR” the Director Election Proposal, “FOR” the Auditor Proposal, “FOR” the Compensation Proposal and “ONE YEAR” on the Frequency Proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are some questions that you, as a shareholder of FRP, may have regarding the annual meeting, together with brief answers to those questions. FRP urges you to read carefully the remainder of this proxy statement and other documents referred to or incorporated by reference in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the annual meeting.

The Annual Meeting

Q.	When and where will the annual meeting take place?

A.	This year’s annual meeting will be held virtually on Wednesday, May 10, 2023 at 11:00 a.m., Eastern Daylight Time. To participate in the annual meeting, go to www.frpdev.com, click the Investors tab, and then click the link titled “2023 Annual Shareholders Meeting”.

Q.	What is the purpose of the annual meeting and what will I be voting on at the annual meeting?

A.	The purpose of the annual meeting is for shareholders to consider and vote on four proposals:

The Director Election Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to elect John D. Baker II, Charles E. Commander III, Martin E. Stein, Jr., John S. Surface, Nicole B. Thomas, William H. Walton III, and Margaret B. Wetherbee to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The Auditor Proposal: The FRP Board has determined that it is in the best interests of FRP and its shareholders for the shareholders to ratify the audit committee’s selection of Hancock Askew & Co., LLP to serve as FRP’s independent auditor for fiscal year 2023.

The Compensation Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to approve, on a non-binding, advisory basis, the compensation awarded to our named executive officers for the fiscal year ended December 31, 2022.

The Frequency Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to select, on a non-binding, advisory basis, one year as the frequency for conducting shareholder advisory votes on executive compensation.

FRP does not expect to transact any other business at the annual meeting or any adjournment or postponement thereof.

Voting at the Annual Meeting

Q.	Who can attend and vote at the virtual annual meeting?

A.	The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on March 15, 2023. Holders of FRP common stock as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, there were 9,484,970 shares of FRP common stock issued and outstanding.

Q.	How many votes do I have?

A.	Each share of FRP common stock is entitled to one vote on all matters that come before the annual meeting or any postponement or adjournment thereof.

Q.	How does the FRP Board recommend that FRP shareholders vote with respect to each of the proposals?

A:	The FRP Board recommends that the FRP shareholders vote “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal, “FOR” the Compensation Proposal and “ONE YEAR” on the Frequency Proposal. Information about each of the Proposals is included in the accompanying proxy statement.

Q:	What vote is required to approve each proposal?

A.	The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

The Frequency Proposal: The vote frequency option receiving the greatest number of votes will be considered the frequency option recommended by the Company’s shareholders. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Frequency Proposal.

As of the record date, the FRP directors and executive officers own or control 22.8% of FRP’s outstanding shares of common stock and intend to vote such shares “FOR” each of the Proposals.

Q:	What do I need to do now and how do I vote?

A:	FRP urges you to read this proxy statement carefully, including its annexes, and to consider how the actions contemplated by each of the Proposals may affect you.

Record Shareholders. If your shares of FRP common stock are registered directly in your name with FRP’s transfer agent, you are considered, with respect to those shares, to be the “shareholder of record,” and the proxy materials and proxy card are being sent directly to you by FRP. If you are a shareholder of record, you may vote your shares at the annual meeting:

●	During the Annual Meeting. You may vote your shares during the virtual annual meeting. In order to vote online during the virtual meeting, you will need to submit proof of ownership of your FRP stock or documentation of your proxy prior to the commencement of the meeting to the following email address: michelles@frpdev.com. Even if you plan to attend the virtual annual meeting, we encourage you to vote in advance by mail so that your vote will be counted in the event you later decide not to attend the virtual annual meeting.

●	By Mail. You may authorize a proxy to vote your shares by completing, signing, dating, and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the annual meeting.

Beneficial Holders. If you are not a shareholder of record and instead hold your shares in “street name” (i.e., in the name of a bank or broker), you will receive a notice from the record holder with instruction you must follow for your shares to be voted. Certain of those institutions offer telephone and Internet voting.

To attend the annual meeting, go to www.frpdev.com, click the Investors tab, and then click the link titled “2023 Annual Shareholders Meeting”.

Q.	How will proxies be voted?

A.	Shares represented by valid proxies will be voted at the annual meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions, the shares will be voted:

●	“FOR” each of the nominees listed in the Director Election Proposal;

●	“FOR” the Auditor Proposal; and

●	“FOR” the Compensation Proposal.

●	“ONE YEAR” on the Frequency Proposal.

Q.	What happens if I do not sign and return my proxy card by mail or vote during annual meeting?

A.	If you are a shareholder of record of FRP common stock and you do not sign and return your proxy card by mail or vote during the annual meeting, your shares will not be voted at the annual meeting and will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the annual meeting.

Assuming the presence of a quorum, the failure to return your proxy card or otherwise vote your shares at the annual meeting will have no effect on the outcome of the Proposals.

Q.	What if I abstain from voting?

A.	If you attend the virtual annual meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the annual meeting, but will not be voted at the annual meeting. As a result, your abstention will have the same effect as voting “AGAINST” the Auditor Proposal and the Compensation Proposal but will have no effect on the Director Election Proposal.

Q.	What is a broker non-vote?

A.	Broker non-votes are shares held in “street name” by brokers, dealers, banks, and other nominees that are present or represented by proxy at the annual meeting, but with respect to which the broker, dealer, bank, or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, dealer, bank, or nominee does not have discretionary voting power on such proposal.

If a beneficial owner of shares of FRP common stock held in “street name” does not give voting instructions to the broker, dealer, bank, or other nominee with respect to non-routine proposals, then those shares will be treated as present for purposes of establishing quorum but will not be voted with respect to such non-routine proposals and, therefore, will have no effect on the outcome of the non-routine proposals.

Q:	If my shares of FRP common stock are held in “street name” by my broker, dealer, bank, or other nominee, will my broker, dealer, bank, or nominee vote my shares for me and may I vote during the annual meeting?

A:	If your shares of FRP common stock are held through an account with a broker, dealer, bank, or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank, or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to FRP.

As the beneficial owner, you are also invited to attend the virtual annual meeting. However, since a beneficial owner is not the shareholder of record, you may not vote these shares during the annual meeting unless you obtain a “legal proxy” from the broker, dealer, bank, or other nominee that holds your shares giving you the right to vote the shares during at the annual meeting.

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:	If you are a shareholder of record, you may revoke or change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways: (i) delivering written notice to FRP’s Corporate Secretary at FRP’s principal executive office; (ii) executing and delivering a proxy bearing a later date to FRP’s Corporate Secretary at FRP’s principal executive office; or (iii) voting during the virtual annual meeting. Your attendance at the virtual annual meeting without further action on your part will not automatically revoke your proxy. If you have instructed your broker, dealer, bank, or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank, or other nominee in order to change those instructions.

Q.	What constitutes a “quorum” for the annual meeting?

A.	Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, by virtual attendance or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Q:	Who is paying for this proxy solicitation?

A:	FRP will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. FRP will bear any fees paid to the SEC. FRP may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. FRP’s directors, officers, and employees may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q.	What does it mean if I received more than one proxy card?

A.	If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. These should each be voted and/or returned separately in order to ensure that all of your shares of FRP common stock are voted.

Q.	Whom should I contact if I have any questions about the annual meeting?

A.	If you have any questions about the annual meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact FRP at the address or telephone number listed below:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202
Attn: Corporate Secretary
(904) 858-9100

If your shares are held through an account with a broker, dealer, bank, or other nominee, you should call your broker, dealer, bank, or other nominee for additional information.

Q.	Where can I find more information?

A.	Additional information about us can be obtained from the various sources described under “Where You Can Find Additional Information” in this proxy statement. Additionally, rules of conduct for the virtual annual meeting will be filed with the SEC on Form 8-K prior to the annual meeting.

THE ANNUAL MEETING

Time, Date, and Place

The annual meeting will be held on Wednesday, May 10, 2023 at 11:00 a.m., Eastern Daylight Time. To participate in the annual meeting, go to www.frpdev.com, click the Investors tab, and then click the link titled “2023 Annual Shareholders Meeting”.

Proposals

At the annual meeting, or any postponement or adjournment thereof, holders of shares of FRP common stock on the record date will consider and vote upon (i) the Director Election Proposal; (ii) the Auditor Proposal; and (iii) the Compensation Proposal. FRP does not expect to transact any other business at the annual meeting or any adjournment or postponement thereof.

Recommendations of the FRP Board

The FRP Board has approved each of the proposals and recommends that you vote “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal, “FOR” the Compensation Proposal and “ONE YEAR” on the Frequency Proposal.

Required Vote

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

The Frequency Proposal: The vote frequency option receiving the greatest number of votes will be considered the frequency option recommended by the Company’s shareholders. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Frequency Proposal.

Quorum

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, by virtual attendance or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote during the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Record Date

The FRP Board has fixed the close of business on March 15, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. On the record date, 9,484,970 shares of common stock were issued and outstanding. Each holder of record of common stock is entitled to one vote for each share common stock held on each of the proposals.

Proxies

You may authorize a proxy to vote your shares by completing, signing, dating, and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the annual meeting. Your vote is important. Please return your marked proxy card promptly so your shares of common stock can be represented, even if you plan to attend the virtual annual meeting.

Unless contrary instructions are indicated, the votes entitled to be cast by shares of common stock represented by valid proxies will be cast “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal, and “FOR” the Compensation Proposal. If a shareholder gives specific voting instructions, the votes entitled to be cast by the shareholder will be cast in accordance with such instructions. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their discretion on any other matters properly brought before the annual meeting and discretionary authority to do so is included in the proxy.

The persons named as proxies are John D. Baker II and John D. Milton, Jr.

Shares Held in “Street Name”; Broker Non-Votes

If you hold your shares of FRP common stock through a broker or nominee and wish to vote, you must follow the voting instructions provided to you by your broker or other nominee. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have no effect on the Proposals.

Revocation of Proxies

Any proxy given by a shareholder of record may be revoked by the shareholder at any time prior to the voting of the proxy, by (i) delivering written notice to FRP’s Corporate Secretary at FRP’s principal executive office; (ii) executing and delivering a proxy bearing a later date to FRP’s Corporate Secretary at FRP’s principal executive office; or (iii) voting during the virtual annual meeting. If a shareholder’s shares are held in “street name”, the shareholder must contact its broker, bank, or other nominee to change its vote.

Cost of Proxy Solicitation

This proxy statement is being provided to the FRP shareholders in connection with the solicitation of proxies by the FRP Board to be voted at the annual meeting and at any adjournments or postponements of the annual meeting. FRP will bear the costs of printing, filing, and mailing this proxy statement and will pay the entire cost of soliciting proxies and holding the annual meeting.

FRP is making this solicitation by mail, but FRP’s directors and officers also may solicit by mail, telephone, facsimile, electronic transmission, personal interview, or otherwise. Such directors and officers will not receive additional compensation for soliciting proxies.

FRP will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners.

Assistance

If you have any questions about the annual meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact FRP at the address or telephone number listed below:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, FL 32202

Attn: Corporate Secretary

(904) 858-9100

If your shares are held through an account with a broker, dealer, bank, or other nominee, you should call your broker, dealer, bank, or other nominee for additional information.

CORPORATE GOVERNANCE, ESG, AND OUR APPROACH TO RISK MANAGEMENT

Corporate Governance

FRP embraces best practices in corporate governance:

●	All of FRP’s directors are elected by shareholders annually;

●	FRP does not have a “poison pill” rights plan;

●	As of the date of this proxy statement, the FRP Board is comprised of seven highly qualified individuals, of whom two are female, one is African American, and one is a military veteran;

●	FRP is committed to integrity and fair dealing in its relationships with all constituents and has adopted a Code of Business Conduct and Ethics outlining these commitments; and

●	FRP is committed to transparency in financial reporting.

Risk Oversight

The FRP Board exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the FRP Board, which in turn, provides guidance on risk appetite, assessment, and mitigation.

Environmental, Social and Governance (ESG)

Our ESG Commitment

The FRP Board and our executive team believe that environmental stewardship, social responsibility and solid governance are essential to long-term value creation for our shareholders, employees, customers, communities and other stakeholders. FRP has long incorporated these concepts into our day-to-day operations, consistent with management’s philosophy that a sustainable company must not only generate good returns for investors but also positively impact our communities, our employees and the environment. We also recognize that managing ESG-related risks is critical to achieving our long-term business strategy and business objectives. In 2022, we worked with a consultant to advise us on advancing and implementing the ESG strategies and business practices in areas most important to our stakeholders and aligned with the Sustainability Accounting Standards Board (SASB) framework.

Governance of ESG

While the full FRP Board has ultimate responsibility for ESG matters that impact our business, the Governance and ESG Committee exercise primary Board oversight of ESG risk management, strategy and policies, in accordance with its charter. Among its primary functions, the Governance and ESG Committee adopts policies with respect to, and oversee compliance with policies relating to, environmental, health and safety, corporate social responsibility, sustainability, philanthropy, diversity and inclusion, community issues, political contribution and lobbying and other public policy matters relevant to the Company. The charter of the Governance and ESG Committee is available at www.frpdev.com/investor-relations under Corporate Governance.

Responsible Business Practices

We believe that governance and responsible business practices strengthen our long-term success through our commitment to our business ethics and integrity, contributing to a strong foundation for our ESG commitment. We shape these core values into action through the policies and procedures discussed in this Corporate Governance section.

Environmental Stewardship, Resilience and Risk Management

Our management team focuses on environmental sustainability by assessing environmental and climate change risks, environmental remediation and sustainable building practices. We require environmental due diligence as part of site assessments and incorporate environmental considerations for our real estate properties, as follows:

●	Property Acquisition. Before acquiring new properties for development, we conduct extensive due diligence on the environmental condition of the property and the impact of development on the surrounding community.

●	Ongoing Environmental Risk Assessment. We also evaluate on a regular basis the potential impacts to our properties of climate change, sea level rise and coastal flooding.

●	Development Practices. We strive to develop our properties to enhance communities and using sustainable practices that promote resilience, energy efficiency and environmental protection. This includes remediating existing environmental contamination, minimizing environmental impacts to the community and designing buildings to meet LEED (Leadership in Energy and Environmental Design) standards.

Human Capital and Social Good

FRP is committed to the welfare of our employees and our communities.

●	Human Capital: We are committed to an inclusive and diverse culture and do not tolerate any sort of discrimination. We maintain a whistleblower hotline allowing employees to report complaints on an anonymous basis. Our small but dedicated workforce has a low turnover, and the average tenure of our employee is over 13 years.

●	Social Good: We seek to contribute to improvements in the quality of life for communities through our investments and development activities:

We invest in economically depressed areas that present the opportunity to stimulate economic activity.

Our mixed-use developments include public amenities such as parks, restaurants and movie theatres that benefit the entire community.

Many of our mixed-use developments include income restricted units that offer affordable housing to local residents.

We support charities that make a difference in our communities.

Our management is involved in the communities in which we work and invest.

Business Conduct Policies

We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers, and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company’s assets, and compliance with laws, rules, and regulations.

Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies, and a compliance hotline is available for this purpose. Additionally, the Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics is available on our website at www.frpdev.com/investor-relations under Corporate Governance.

Related Party Transactions

The Audit Committee of the FRP Board is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company’s independent directors. This responsibility is set forth in writing in our Audit Committee charter, a copy of which is available at www.frpdev.com/investor-relations under Corporate Governance. In certain cases, transactions have been approved by a committee consisting of all independent directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

To identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

We expect our directors, officers, and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers, and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities, and services to the Company in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the FRP Board. A copy of our Code of Business Conduct and Ethics is available at www.frpdev.com/investor-relations under Corporate Governance.

Compensation Policies

Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists. Additionally, our Chief Executive Officer receives below-market compensation in light of his significant equity stake in the Company.

Compensation Risk Assessment. The Compensation Committee considers the risks that may result from the Company’s compensation policies and practices. The Compensation Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Compensation Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to net operating income and leasing activity encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long-term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter-term focus are managed by employees and officers whose compensation has a longer-term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued restricted stock or nonqualified stock options that result in a tax deduction to the Company upon exercise. We review compensation plans in light of applicable tax provisions and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Clawback Policy. It is our policy that the Company will recoup any incentive compensation erroneously awarded to any current or former executive officers due to material noncompliance with any financial reporting requirement under applicable securities laws during the three completed fiscal years immediately preceding the date the Company determines that an accounting restatement is required.

Hedging Policy

The Company strongly discourages all directors and executive officers from hedging our securities. Pursuant to our Securities Trading Policy, any director or executive officer of the Company, and any other persons designated by the Chief Executive Officer or the Chief Financial Officer as being subject to the Company’s pre-clearance procedures, together with their family members and entities they control, seeking to engage in any transaction in our securities must obtain pre-clearance for the transaction from the Chief Financial Officer or General Counsel. Additionally, pursuant to our Securities Trading Policy, directors and officers of the Company are prohibited from engaging in short sales, and no such person may buy or sell puts, calls, or exchange-traded options relating to the Company’s stock. The Company deems such transactions to be speculative in nature and acknowledges they may involve a “bet against the Company” which is inappropriate for an insider. In 2022, no directors or executive officers hedged the Company’s securities.

Board Committees

The FRP Board currently has seven directors and the following four committees: the Audit Committee, the Compensation Committee, the Governance and ESG Committee, and the Executive Committee. The current membership and the function of each committee are described below.

Committee Member	Audit	Compensation	Governance & ESG	Executive
John D. Baker II				X
Charles E. Commander III	X	X*
Martin E. Stein, Jr.		X	X*
John S. Surface	X*	X	X
Nicole B. Thomas	X	X	X
William H. Walton III	X	X	X
Margaret B. Wetherbee
John D. Baker III(1)				X
John D. Milton, Jr.(1)				X
David H. deVilliers Jr.(1)				X
David H. deVilliers III(1)				X

X – Committee Member          * – Committee Chair

(1)	Individuals are ex officio members of the Executive Committee. Mr. Baker serves as Chief Financial Officer and Treasurer and Mr. Milton serves as the Executive Vice President, Secretary, and General Counsel of the Company.

Audit Committee

The Audit Committee assists the FRP Board in its oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent auditor. In addition to other responsibilities, the Audit Committee also:

●	Reviews the annual audited and the quarterly consolidated financial statements;

●	Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor’s observations regarding the Company’s internal controls;

●	Reviews earnings press releases prior to issuance;

●	Appoints, oversees, and approves compensation of the independent auditor;

●	Approves all audit and permitted non-audit services provided by the independent auditor;

●	Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor;

●	Recommends whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and

●	Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the SEC that have not previously been approved by the Company’s independent directors.

The FRP Board has determined that all Audit Committee members are independent and are able to read and understand financial statements. The FRP Board has also determined that the Chair of the Committee, John S. Surface, qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The charter of the Audit Committee (as adopted on March 4, 2020) is available on our website at www.frpdev.com/investor-relations under Corporate Governance.

Compensation Committee

The primary functions of the Compensation Committee are to discharge the responsibilities of the FRP Board relating to the compensation of the Company’s executive officers and prepare an annual report on executive compensation to be included in the Company’s proxy statement. In addition, the Compensation Committee:

●	Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

●	Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

●	Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;

●	Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the FRP Board regarding the selection of individuals to occupy these positions;

●	Administers the Company’s equity incentive plans; and

●	Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2022 or had any relationship requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving the FRP Board or Compensation Committee.

The charter of the Compensation Committee (as adopted on March 4, 2020) has been formally adopted by the Company and is available at www.frpdev.com/investor-relations under Corporate Governance.

Governance and ESG Committee

The primary functions of the Governance and ESG Committee are to (1) identify individuals who are qualified to serve on the FRP Board, (2) review and recommend to the FRP Board changes to the corporate governance practices and guidelines of the Company, (3) adopt policies with respect to, and oversee compliance with policies relating to, environmental, health and safety, corporate social responsibility, sustainability, philanthropy, diversity and inclusion, community issues, political contribution and lobbying and other public policy matters relevant to the Company (“ESG Matters”) and (4) oversee the annual evaluation of the FRP Board. In addition, the Governance and ESG Committee establishes criteria for the FRP Board membership.

The charter of the Governance and ESG Committee is available at www.frpdev.com/investor-relations under Corporate Governance.

Executive Committee

John D. Baker II, John D. Baker III (ex officio), and John D. Milton, Jr. (ex officio) comprised the Executive Committee during 2022. On March 2, 2023, David H. deVilliers Jr. and David H. deVilliers III were appointed to the Executive Committee (each, ex officio). To the extent permitted by law, the Executive Committee exercises the powers of the FRP Board between meetings of the FRP Board.

Board and Committee Self-Assessment

It is a policy of the Company that the FRP Board and each committee, under the supervision of the Governance and ESG Committee, conduct a self-evaluation of their performance at least annually. The self-evaluation process serves to assess the FRP Board’s and the committees’ performance and effectiveness during the previous year. Each member of the FRP Board and each committee member completes a questionnaire that addresses various aspects of the FRP Board or committee’s meetings, membership, culture, relationship with management and other committees, and role and responsibilities and solicits recommendations for the upcoming year.

Communication with Directors

Shareholders may communicate with the chairs of the Audit, Compensation, and Governance and ESG Committees of the FRP Board, or with our independent directors, by sending a letter to the following address: Board of Directors, FRP Holdings, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

Nomination of Director Candidates

The Governance and ESG Committee

The Governance and ESG Committee identifies individuals whom the Governance and ESG Committee believes are qualified to become FRP Board members in accordance with the director qualification standards set forth below, and recommends selected individuals to the FRP Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the FRP Board between meetings of shareholders, the Governance and ESG Committee identifies individuals that the Governance and ESG Committee believes are qualified to become FRP Board members in accordance with the director independence standards set forth above, and recommends one or more of such individuals for appointment to the FRP Board.

In the event the Governance and ESG Committee recommends an increase in the size of the FRP Board or a vacancy occurs, the Governance and ESG Committee may consider qualified nominees from several sources, including current FRP Board members and search firms. The Governance and ESG Committee may from time to time retain a search firm to help the Governance and ESG Committee identify qualified director nominees for consideration by the Governance and ESG Committee. The Governance and ESG Committee evaluates qualified director nominees against the current director qualification standards described below and reviews qualified director nominees with the FRP Board. The Governance and ESG Committee and the Chairman of the FRP Board interview candidates who meet the director qualification standards, and the Governance and ESG Committee selects nominees who best suit the FRP Board’s current needs and recommends one or more of such individuals for appointment to the FRP Board.

Director Qualification Standards and Board Diversity

The Governance and ESG Committee has established the following standards and qualifications for members of the FRP Board:

●	Each director shall at all times represent the interests of the shareholders of the Company.

●	Each director shall at all times exhibit high standards of integrity, commitment, and independence of thought and judgment.

●	Each director shall dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the FRP Board and committees of which he or she is a member, and by reviewing in advance all meeting materials.

●	The FRP Board shall meet the applicable standards of independence from the Company and its management.

●	The FRP Board shall encompass a range of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests.

The Company strongly believes that diversity is critical to our success and the creation of long-term value for our shareholders. With respect to the FRP Board, it is acknowledged that a board of directors consisting of individuals with diverse backgrounds ensures broader representation and enhanced performance. In considering diversity in the selection of nominees, the Governance and ESG Committee looks for individuals with varied experience, characteristics, knowledge, skills, and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company and reflects the complex and dynamic nature of our business. Although our Governance and ESG Committee does not maintain a prescribed policy for board diversity, the FRP Board and Governance and ESG Committee do look for nominees with a diverse set of qualifications that will complement the existing qualifications and experience of our directors and provide an overall balance of diversity of backgrounds and perspectives. The FRP Board understands diversity to mean a broad array of individual characteristics that collectively enable the FRP Board to operate effectively and fulfill its responsibilities including professional qualifications, business experience, age, gender, race, ethnicity, military service, education, and socio-economic and other demographic characteristics.

Of our current seven directors, two are female and one is African American.

Nominees Proposed by Shareholders

The Governance and ESG Committee will consider properly submitted shareholder nominees for candidates for membership on the FRP Board. Shareholders proposing individuals for consideration by the Governance and ESG Committee must include, at a minimum, the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

Corporate Secretary

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

In order for an individual proposed by a shareholder to be considered by the Governance and ESG Committee for recommendation as a director nominee at the annual meeting of shareholders to be held in 2024, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Standard Time on December 31, 2023. Such proposals must be sent via registered, certified, or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Governance and ESG Committee chair for consideration at a future Governance and ESG Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Governance and ESG Committee through other means receive.

Nominations by Shareholders at Annual Meeting

Pursuant to the Company’s Articles of Incorporation, directors may be nominated at a meeting of shareholders at which directors are being elected, by (1) the FRP Board or any committee or person authorized or appointed by the FRP Board, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the FRP Board.

Board Leadership

John D. Baker II serves as the Chairman of the FRP Board and as FRP’s Chief Executive Officer. Mr. Baker has served as a director of the Company since 1986, served as the President and Chief Executive Officer from 2008 to 2010, and was again appointed as the Chief Executive Officer of the Company in 2017. From 1996 to 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker is the former chairman and current director of regional utility Jacksonville Electric Authority. Mr. Baker also currently serves as a director of The Jacksonville Civic Counsel and as the Executive Chairman of the board of directors of Florida Rock and Tank Lines, Inc., a subsidiary of Patriot Transportation Holding, Inc. Mr. Baker formerly served as a director of Florida Rock Industries, Wachovia Corp., Wells Fargo & Company, Jacksonville Port Authority, Progress Energy, Vulcan Materials, Texas Industries, Hughes Supply, KIPP Jacksonville, Inc., The Florida Council of 100 and Edward Waters College. Prior to his business career, Mr. Baker served in the Marine Corps.

It is a policy of the Company that when the Chairman of the FRP Board is not an independent director, the independent directors will annually appoint a lead independent director.

Mr. Commander currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the FRP Board.

The FRP Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of the FRP Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate the FRP Board’s independent oversight of management. The FRP Board believes its programs for overseeing risk, as described under the “Risk Oversight” section below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Director Independence

Pursuant to NASDAQ listing standards, the FRP Board is required to evaluate each director to determine whether he or she qualifies as an “independent director”. The FRP Board must determine that a director has no relationship that, in the judgment of the FRP Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

The FRP Board has determined that five of our seven current directors and director nominees (Charles E. Commander III, Martin E. Stein, Jr., John S. Surface, Nicole B. Thomas and William H. Walton III) are independent of management in accordance with the listing standards of The NASDAQ Global Select Market. All of the members of the Audit Committee, the Compensation Committee and the Governance and ESG Committee are independent directors.

Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. The independent directors met in executive session five times during 2022, with Mr. Commander presiding over each executive session.

Director Attendance at Board and Committee Meetings

In 2022, the FRP Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Governance and ESG Committee held one meeting. During 2022, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following all Board meetings. All of our directors attended all of the meetings of the FRP Board and all committees on which the director served.

Director Attendance at Annual Meeting of Shareholders

It is a policy of the Company that our directors are required to attend the annual meeting of shareholders unless extenuating circumstances prevent them from attending. In 2022, all directors attended the annual shareholders meeting. All directors expect to be present at this year’s annual meeting of shareholders.

PROPOSAL NO. 1: THE DIRECTOR ELECTION PROPOSAL

Pursuant to our Articles of Incorporation, all directors elected at the Annual Meeting will serve a one-year term. The FRP Board has nominated John D. Baker II, Charles E Commander III, Martin E. Stein, Jr., John S. Surface, Nicole B. Thomas, William H. Walton III, and Margaret B. Wetherbee to be elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. Biographical information relating to our directors and director nominees is provided under the section of this Proxy Statement entitled “Board of Directors & Corporate Governance”.

If you are a shareholder of record, your proxy will be voted “FOR” the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the FRP Board to replace such nominee, or the FRP Board may reduce the number of directors accordingly.

The FRP Board unanimously recommends a vote “FOR” the election of these nominees as directors.

OUR BOARD OF DIRECTORS

The table below contains information about our current directors and director nominees. The FRP Board is comprised of a group of leaders in their respective fields. Many directors have senior leadership experience and board and committee experience with public companies. In these positions, they have gained significant and diverse management experience.

Name	Current Position	Age	History with The Company
John D. Baker II	Executive Chairman and Chief Executive Officer	74	Chief Executive Officer: 2008-2010 and 2017- present Director: 1986- present
Charles E. Commander III	Director	82	Director: 2004- present
Martin E. Stein, Jr.	Director	70	Director: 1992- present
John S. Surface	Director	51	Director: elected April 2022
Nicole B. Thomas	Director	50	Director: elected April 2022
William H. Walton III	Director	70	Director: 2015- present
Margaret B. Wetherbee	Director	53	Director: 2019- present

You will be asked to vote on the election of John D. Baker II, Charles E. Commander III, Martin E. Stein, Jr., John S. Surface, Nicole B. Thomas, William H. Walton III, and Margaret B. Wetherbee to the FRP Board at the Annual Meeting. The FRP Board and the Governance and ESG Committee believes that each director nominee brings a strong and unique set of attributes, experience, leadership, and skills in areas of importance to the Company that create a well-balanced, collaborative team that serves the Company and its shareholders well. The biographies below describe each director nominee and his qualifications that led the Governance and ESG Committee to nominate these individuals.

John D. Baker II serves as the Chairman of the FRP Board and as FRP’s Chief Executive Officer. Mr. Baker has served as a director of the Company since 1986, served as the President and Chief Executive Officer from 2008 to 2010, and was again appointed as the Chief Executive Officer of the Company in 2017. From 1996 to 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker is the former chairman and current director of regional utility Jacksonville Electric Authority. Mr. Baker also currently serves as a director of The Jacksonville Civic Counsel and as the Executive Chairman of the board of directors of Florida Rock and Tank Lines, Inc., a subsidiary of Patriot Transportation Holding, Inc. Mr. Baker formerly served as a director of Florida Rock Industries, Wachovia Corp., Wells Fargo & Company, Jacksonville Port Authority, Progress Energy, Vulcan Materials, Texas Industries, Hughes Supply, KIPP Jacksonville, Inc., The Florida Council of 100 and Edward Waters College. Prior to his business career, Mr. Baker served in the Marine Corps. Mr. Baker brings to the FRP Board extensive knowledge in rock mining and real estate industries, as well as proven public company leadership and business experience. Mr. Baker is the father of John D. Baker III, Chief Financial Officer and Treasurer of the Company, and the uncle of Margaret B. Wetherbee, director of the Company.

Charles E. Commander III, who was elected as a director of the Company in 2004, is a retired partner at the law firm Foley & Lardner LLP, where he practiced corporate, financial institutions, and real estate law and was a member of that firm’s management committee. Mr. Commander previously served on the boards of EverBank Financial Corp., Barnett Winston Growth Properties, Computer Power Inc., Builders Investment Group, Koger Equity Inc., First City National Bank, and SouthTrust Bank of Northeast Florida. Mr. Commander’s many years of legal experience and his service on other boards provides the FRP Board valuable insights regarding our business and on corporate governance and management issues.

Martin E. “Hap” Stein, Jr. was elected as a director of the Company in 1992. Mr. Stein served as Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, from its initial public offering in 1993 through 2019, served as its Chairman of the board from 1999 to 2019, and was appointed Executive Chairman in 2020. Mr. Stein also previously served as a director of Washington and Lee University. Mr. Stein brings to the FRP Board extensive knowledge of the commercial real estate industry, as well as proven public company leadership and business expertise.

John S. Surface was elected to the FRP Board on April 1, 2022. Mr. Surface is the Chief Executive Officer of Covius Services and a member of the board of directors of Covius Holdings, Inc. Mr. Surface previously had an 18-year tenure at EverBank Financial Corp, where he served as Senior Executive Vice President responsible for corporate strategy, capital raising, mergers and acquisitions and new growth initiatives. Mr. Surface currently serves on the board of trustees of The Bolles School and has served on the boards of directors of the Jacksonville Symphony Orchestra, Habijax, LISC Jacksonville and the Jacksonville Museum of Science and History. He also previously served as a member of the Williams School Board of Advisors for Washington & Lee University. Mr. Surface received a B.S. in Business Management, magna cum laude and Phi Beta Kappa, from Washington and Lee University and an M.B.A. from Harvard Business School. Mr. Surface’s business and leadership experience brings to the FRP Board valuable insights regarding business strategy and management.

Nicole B. Thomas was elected to the FRP Board on April 1, 2022. Ms. Thomas is the hospital president of Baptist Medical Center Jacksonville and is responsible for the operational and strategic direction of the largest hospital in the health system. Ms. Thomas has held several roles with Baptist Health since joining in 2011, including co-chairing its diversity, equity, and inclusion council, chairing its transformation council, serving as senior vice president of specialty services overseeing neurosciences, orthopedics, and oncology, with primary executive responsibility for the formation of Baptist MD Anderson Cancer Center in 2015, and since 2016, serving as Baptist Medical Center South’s president. Prior to joining Baptist Health, she was assistant vice president of Physician Operations for St. Luke’s Episcopal Health System in Houston, and operations administrator at Mayo Clinic Jacksonville. A fellow in the American College of Healthcare Executives, Ms. Thomas was named among Modern Healthcare magazine’s Top 25 Minority Executives in Healthcare in 2018 and 2020 and one of 70 African American leaders in health care to know by Becker’s Hospital Review in 2020. Ms. Thomas serves on the board of directors of the Federal Reserve Bank of Atlanta and Tiger Academy Jacksonville and serves on the OneJax Advisory Board. Ms. Thomas brings valuable experience in shaping diversity, inclusion and social responsibility policies, a proven track record of leadership, and diversity to the FRP Board.

William H. Walton III was elected as a director of the Company in 2015. Mr. Walton is Co-Founder and Managing Member of Rockpoint Group, LLC, a real estate private equity firm and registered investment adviser. Mr. Walton serves on the boards of Boston Properties, Inc., Dream Finders Homes, Inc., and Crow Holdings, and he is a former director of Corporate Office Properties Trust and the St. Joe Company. He has also served as a director or trustee on the boards of several non-profit organizations. Mr. Walton brings to the FRP Board extensive experience in the real estate investment business and a proven track record of leadership.

Margaret B. Wetherbee was elected as a director of the Company in 2019. Ms. Wetherbee currently serves as a board member of several non-profit organizations. From 1998 to 2008, Ms. Wetherbee practiced law at Rogers Towers, P.A. in the area of commercial real estate transactions, with a focus on real estate development, finance, sale and acquisition transactions and lease negotiations. Ms. Wetherbee brings valuable legal experience, experience in board leadership, and diversity to the FRP Board.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive cash compensation, as well as equity compensation in the form of stock grants of Company common stock. The following table summarizes the compensation paid to each of our non-employee directors during 2022. All amounts reflect the dollar value of the compensation.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total

Charles E. Commander III	$31,417	$99,982	$131,399
H. W. Shad III(3)	$33,000	$99,982	$132,982
Martin E. Stein, Jr.	$28,500	$99,923	$128,482
John S. Surface(4)	$18,667	$74,987	$93,654
Nicole B. Thomas(4)	$22,000	$74,987	$96,987
William H. Walton III	$32,000	$99,982	$131,982
Margaret B. Wetherbee	$22,000	$99,982	$121,982

(1)	The table below sets forth the cash fees arrangements for the FRP Board and for each committee:

All Non-Employee Directors
Annual Retainer	$15,000
Attendance Fee for Unscheduled Meetings	$1,500
Audit Committee
Annual Fee: Chairman	$10,000
Annual Fee: Member	$5,000
Meeting Fees: Chairman(a)	$1,500
Meeting Fees: Member(a)	$1,000
Compensation Committee
Annual Fee: Chairman	$5,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000
Other Committees
Annual Fee: Chairman	$2,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000

(a)	The Audit Committee members receive no meeting fees for the four regularly-scheduled quarterly meetings. Meeting fees apply only to the extent there are additional Audit Committee meetings.

(2)	On May 11, 2022, John S. Surface and Nicole B. Thomas were awarded 1,296 shares of the Company’s common stock and the other non-employee directors were awarded 1,728 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan (“Equity Incentive Plan”). The value was determined using the closing price of the Company’s common stock on the Nasdaq Stock Market on May 11, 2022, which was $58.86. The aggregate grant date fair value was computed in accordance with FASB Topic 718.

(3)	Mr. Shad retired from the board of directors on December 7, 2022.

(4)	John S. Surface and Nicole B. Thomas were appointed to the board of directors on April 1, 2022.

SECURITIES OWNERSHIP

Directors, Director Nominees, and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned by (i) each of the Company’s directors and director nominees, (ii) each of the Company’s named executive officers, and (iii) all executive officers, directors, and director nominees of the Company as a group, as of February 28, 2023.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John D. Baker II	1,492,089(2)	15.7%
Charles E. Commander III	39,190(3)	*
David H. deVilliers, Jr.	77,504(4)	*
David H. deVilliers III	27,314(5)	*
Martin E. Stein, Jr.	193,547(6)	2.0%
John S. Surface	1,296	*
Nicole B. Thomas	1,296	*
William H. Walton III	19,190	*
Margaret B. Wetherbee	170,295(7)	1.8%
Total ownership of all directors, director nominees, and executive officers as a group (12 persons):	2,177,199	22.8%

* Less than 1%

(1)	Unless otherwise indicated, beneficial owners directly hold and have sole voting and investment power with respect to their respective shares reported in this table.

(2)	John D. Baker II’s beneficial ownership includes: (i) 15,978 shares he holds directly; (ii) 10,025 shares held in retirement accounts; (iii) 26,891 shares held in his living trust; (iv) 227,058 shares held in a grantor retained annuity trust; (v) 1,113,474 shares held by the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, for which Mr. Baker serves as co-trustee and is the sole income beneficiary, as to which Mr. Baker has shared voting and investment power, and as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; (vi) 3,789 shares held by his wife’s living trust, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein; (vii) 16,533 shares underlying stock options that are exercisable within 60 days; and (viii) 78,341 shares held by the estate of Edward L. Baker, of which Mr. Baker is a co-executor and as to which Mr. Baker disclaims beneficial ownership.

(3)	Charles E. Commander III’s beneficial ownership includes 33,190 shares he holds directly and 6,000 shares held in his IRAs.

(4)	David H. deVilliers, Jr.’s beneficial ownership includes 37,201 shares he holds directly and 40,303 shares underlying stock options that are exercisable within 60 days.

(5)	David H. deVilliers III’s beneficial ownership includes 21,497 shares that he holds directly, 648 shares held in his 401(k) and 5,169 shares underlying stock options that are exercisable within 60 days.

(6)	Martin E. Stein’s beneficial ownership includes 72,647 shares that he holds directly and 120,900 shares held by Regency Square II, a Florida general partnership, as to which Mr. Stein has shared voting and investment power. Mr. Stein owns a 2.5248% partnership interest in Regency Square II and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in Regency Square II.

(7)	Margaret B. Wetherbee’s beneficial ownership includes 59,427 shares that she holds directly and 110,868 shares held by the Cynthia L. Baker Trust dated 4/30/65 FBO Edward L. Baker and Margaret B. Wetherbee, of which Ms. Wetherbee serves as co-trustee and is the beneficiary.

Shareholders Holding More Than Five Percent of Common Stock

The following table shows the number of shares of the Company’s common stock beneficially owned by each person (or group of people) known by the Company to beneficially own more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Trust FBO John D. Baker II U/A Cynthia L. Baker

Trust dated 4/30/1965

John D. Baker II

200 W. Forsyth Street, 7th Floor

Jacksonville, FL 32202

Edward L. Baker II

200 W. Forsyth Street, 12th Floor

Jacksonville, FL 32202

	1,113,474(1) 1,492,089(1)(2) 1,210,774(1)(3)	11.8% 15.7% 12.8%

Thompson S. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	686,211(4)	7.2%

CLB 1965 LLC Cynthia P. Ogden 1165 5th Avenue #10-D New York, NY 10029	913,911(5)	9.6%

Estabrook Capital Management LLC Charles T. Foley David P. Foley 900 Third Avenue New York, NY 10022	502,224(6)	5.3%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	622,301(7)	6.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	567,666(8)	6.0%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	493,224(9)	5.2%

(1)	The Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, for which John D. Baker II and Edward L. Baker II serve as co-trustees, and to which John D. Baker II is the sole income beneficiary, holds 1,113,474 shares, which shares are included in the beneficial ownership calculations for John D. Baker II, Edward L Baker II and the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, each of whom have jointly filed a Schedule 13D filed with the SEC on March 20, 2019, as amended by the Schedules 13D/A filed with the SEC on April 13, 2020 and February 24, 2023. John D. Baker II and Edward L Baker II have shared voting and investment power with respect to such shares.

(2)	John D. Baker II’s beneficial ownership includes: (i) 15,978 shares he holds directly; (ii) 10,025 shares held in retirement accounts; (iii) 26,891 shares held in his living trust; (iv) 227,058 shares held in a grantor retained annuity trust; (v) 1,113,474 shares held by the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, for which Mr. Baker serves as co-trustee and is the sole income beneficiary, and as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; (vi) 3,789 shares held by his wife’s living trust, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein; (vii) 16,533 shares underlying stock options that are exercisable within 60 days; and (viii) 78,341 shares held by the estate of Edward L. Baker, as to which Mr. Baker has shared voting and investment power as a co-executor and as to which Mr. Baker disclaims beneficial ownership. Mr. Baker has sole voting and investment power with respect to the shares described in clauses (i) through (iv).

(3)	Edward L. Baker II’s beneficial ownership includes (i) 97,300 shares held by the Edward L’Engle Baker II Revocable Living Trust, of which Mr. Baker is the sole trustee and sole beneficiary and (ii) 1,113,474 shares of common stock held by the Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965, as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Baker has sole voting and investment power with respect to the shares described in clause (i).

(4)	In a Schedule 13G/A filed with the SEC on February 1, 2023, Thompson S. Baker II reported that, as of December 31, 2021, he was the beneficial owner of (i) 155,600 shares owned by the Thompson S. Baker II Revocable Living Trust; (ii) 110,870 shares held by the Cynthia L. Baker Trust dated 4/30/1965 FBO Edward L. Baker and Thompson S. Baker II, of which Mr. Baker is the sole trustee and beneficiary; (iii) 110,868 shares held by the Cynthia L. Baker Trust dated 4/30/1965 FBO Edward L. Baker and Ann Baker Boney, of which Mr. Baker and Ann Baker Boney are co-trustees and as to which the Mr. Baker disclaims beneficial ownership; (iv) 110,868 shares held by the Cynthia L. Baker Trust dated 4/30/1965 FBO Edward L. Baker and Sarah Baker Lee, of which Mr. Baker and Sarah Baker Lee are co-trustees and as to which Mr. Baker disclaims beneficial ownership; (v) 110,868 shares held by the Cynthia L. Baker Trust dated 4/30/1965 FBO Edward L. Baker and Margaret Baker Wetherbee, of which Mr. Baker and Margaret Baker Wetherbee are co-trustees and as to which Mr. Baker disclaims beneficial ownership; (vi) 6,597 shares held in trusts for the benefit of the Mr. Baker’s children, of which Mr. Baker and his wife are co-trustees and as to which and as to which Mr. Baker disclaims beneficial ownership; (vii) 78,341 shares held by the estate of Edward L. Baker, of which Mr. Baker and John D. Baker II are co-executors and as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (viii) 2,199 shares held by Mr. Baker’s wife’s living trust, as to which Mr. Baker disclaims beneficial ownership except to the extent of his pecuniary interest therein; Mr. Baker has sole voting and investment power with respect to the shares described in clause (i) and shared voting and investment power with respect to the shares described in clauses (ii) through (vii).

(5)	In a Schedule 13G/A filed with the SEC on February 1, 2023, CLB 1965 LLC and Cynthia P. Ogden, as the manager thereto, reported that as of December 31, 2022, CLB 1965 LLC beneficially owned 913,911 shares, as to which Cynthia P. Ogden has sole voting and investment power.

(6)	In a Schedule 13G filed with the SEC on February 13, 2023, Estabrook Capital Management LLC, Charles T. Foley and David P. Foley reported that, as of December 31, 2022, each beneficially owned, and had shared voting and investment power with respect to, 502,224 shares.

(7)	In a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group reported that, as of December 31, 2022, it beneficially owned 622,301 shares, 4,599 as to which it had shared voting power, 612,379 as to which it had sole investment power, and 9,922 as to which it had shared investment power.

(8)	In a Schedule 13G/A filed with the SEC on February 1, 2023, BlackRock, Inc. reported that, as of December 31, 2022, it beneficially owned 567,666 shares, 540,728 as to which it had sole voting power and 567,666 as to which it had sole investment power.

(9)	In a Schedule 13G filed with the SEC on February 10, 2023, Dimensional Fund Advisors LP reported that, as of December 31, 2022, it beneficially owned 493,224 shares, 480,988 as to which it had sole voting power and 493,224 as to which it had sole investment power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of 10% or more of the Company’s outstanding common stock to file initial reports of ownership and reports of changes in ownership with the SEC, NASDAQ, and the Company. The Company believes, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, that all persons subject to Section 16(a) reporting requirements filed the required reports on a timely basis during 2022, except with respect to two required Forms 4 filed on behalf of David H. deVilliers III on November 29, 2022 and December 19, 2022, which were filed late due to an administrative oversight.

RELATED PARTY TRANSACTIONS

On January 30, 2015, we completed a spin-off of our former transportation business. The spin-off was effected through a corporate reorganization, followed by the distribution by the Company of all of the shares of common stock of Patriot Transportation Holding, Inc. (“Patriot”; NASDAQ – PATI). For more information regarding the spin-off, you may refer to Patriot’s Information Statement, which is attached as Exhibit 99.1 to Patriot’s Form 10, filed with the Securities Exchange Commission on December 31, 2014, available at www.sec.gov. John D. Baker II, our Chief Executive Officer, beneficially owns more than 10% of the outstanding shares of Patriot common stock.

In connection with the spin-off, we entered into various transitional agreements with Patriot, including an administrative services agreement. Pursuant to the administrative services agreement, Patriot provides FRP certain services that were shared prior to the Spin-off, including the employment of certain shared employees. In 2022, the Company reimbursed Patriot an amount of $893,000 for such services.

In the opinion of the Company, the terms, conditions, transactions, and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the FRP Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company’s independent registered public accounting firm. The Audit Committee held four formal meetings in fiscal year 2022.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to applicable standards adopted by the PCAOB.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence and has discussed with the independent auditor the auditor’s independence from the Company and its management. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the FRP Board, and the FRP Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Submitted by:	Charles E. Commander III
John S. Surface
Nicole B. Thomas
William H. Walton III
Members of the Audit Committee

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NO. 2: THE AUDITOR PROPOSAL

The Audit Committee has selected Hancock Askew as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for 2023. The FRP Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

Hancock Askew has been our independent auditor since 2006, and no relationship exists between the Company and Hancock Askew other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for 2023 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s Independent Registered Public Accounting Firm for 2023, unless the Audit Committee finds other good reason for making a change.

Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

Independent Registered Public Accounting Firm

The Audit Committee has selected Hancock Askew to serve as the Company’s independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of Hancock Askew are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed or to be billed by the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for fiscal years 2021 and 2022, and for other services performed during such periods.

	2021	2022
Audit Fees (1)	$245,779	$270,900
Audit Related Fees (2)	$2,800	8,000
Tax Fees	$49,727	64,156
All Other Fees	—	—
Total	$298,306	$343,056

(1)	Audit services include work performed in connection with the review of the Company’s quarterly financial statements, the audit of the Company’s annual financial statements, and the audit of internal control over financial reporting.

(2)	Audit related fees consisted principally of services pertaining to technical accounting consultations required in connection with the audit.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s amended Audit Committee charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services, and tax review, compliance, and planning services performed for the Company by Hancock Askew during fiscal years 2021 and 2022.

PROPOSAL NO. 3: THE COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve, on an advisory basis, our executive compensation program. This proposal is commonly referred to as “say-on-pay”.

We design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation, and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The FRP Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Because this is an advisory vote, it will not be binding on the FRP Board. However, the FRP Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

Accordingly, the FRP Board proposes that you vote “FOR” the Company’s compensation philosophy, policies, and procedures and their implementation in 2022 as described in this proxy statement.

OUR EXECUTIVE OFFICERS

Name	Current Position	Age
John D. Baker II	Chief Executive Officer	74
David H. deVilliers, Jr.	President and Chief Operating Officer	71
David H. deVilliers III	Executive Vice President	45
John D. Baker III	Chief Financial Officer and Treasurer	38
John D. Milton, Jr.	Executive Vice President, Secretary, and General Counsel	77
John D. Klopfenstein	Controller and Chief Accounting Officer	59

John D. Baker II served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010 and was again appointed as the Chief Executive Officer of the Company on March 13, 2017. Mr. Baker was elected as a director of the Company in 1986 and serves as the Executive Chairman of the Company’s board of directors. Mr. Baker also serves on the board of directors of regional utility Jacksonville Electric Authority and serves as Executive Chairman of the board of directors of Florida Rock and Tank Lines, Inc. Mr. Baker formerly served as a director of Florida Rock Industries, Wachovia Corp., Wells Fargo & Company, Jacksonville Port Authority, Progress Energy, Vulcan Materials, Texas Industries, Hughes Supply, KIPP Jacksonville, Inc., The Florida Council of 100 and Edward Waters College. Mr. Baker is the father of John D. Baker III, Chief Financial Officer and Treasurer of the Company, and the uncle of Margaret B. Wetherbee, director of the Company.

David H. deVilliers, Jr. was appointed as the President of the Company in 2015 and served as the Vice President of the Company from 1994 to 2015. Mr. deVilliers has also served as the President of FRP Development Corp. and Florida Rock Properties, Inc. since 1988. Mr. deVilliers is the father of David H. deVilliers III.

David H. deVilliers III has been serving as the Company’s Executive Vice President since 2019. From 2001 to 2019, Mr. deVilliers served as the Company’s Vice President of Leasing, Acquisition and Development.

John D. Baker III was appointed as the Chief Financial Officer of the Company on May 6, 2019. Mr. Baker served as a financial analyst of the Company from 2016 until his promotion to Chief Financial Officer in 2019.

John D. Milton, Jr. has been serving as the Company’s Executive Vice President and Secretary since 2008 and was appointed as the Company’s General Counsel on May 6, 2019. Mr. Milton also served as the Company’s Chief Financial Officer and Treasurer from 2008 until May 6, 2019.

John D. Klopfenstein has been serving as the Company’s Chief Accounting Officer and Controller since 2003.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

Summary Compensation Table

The Summary Compensation Table sets forth information concerning the compensation of our named executive officers for 2022, 2021, and 2020. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation, and other benefits and perquisites.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Base Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
John D. Baker II Chief Executive Officer	2022	$100,000	$300,000	$125,000	$34,706	$559,706
	2021	$165,000	$300,000	$206,250	$23,700	$694,950
	2020	$165,000	$300,000	$206,250	$32,428	$703,678

David H. deVilliers, Jr. President	2022	$391,426	$300,000	$489,283	$41,699	$1,222,408
	2021	$376,372	$300,000	$470,465	$32,037	$1,178,874
	2020	$366,372	$300,000	$457,965	$27,913	$1,152,250

David H. deVilliers III Executive Vice President	2022	$302,100	$300,000	$339,863	$53,358	$995,321
	2021	$285,000	$300,000	$302,812	$41,415	$929,227
	2020	$275,000	$325,000	$275,000	$14,702	$889,702

(1)	This column reflects stock grants and restricted stock grants to our executive officers under the Equity Incentive Plan. On January 1, 2022, each named executive officer was awarded 1,732 shares having a value of $100,000. The values of the stock awards were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $57.80.

On January 1, 2022, each named executive officer was awarded 3,460 shares of restricted stock having a value of $200,000, which awards are subject to performance conditions and the recipient’s continuous service to the Company. The performance conditions will be met if certain of the Company’s joint ventures achieve an aggregate target net operating income (NOI) of $34,785,346 for the 24-month performance period ending December 31, 2023. Restricted shares are subject to partial forfeiture if NOI for the performance period is less than the target NOI but greater than or equal to a minimum threshold NOI of $27,828,277 (at which level 50% of the restricted shares will be forfeited), and are subject to complete forfeiture if NOI for the performance period is less than the threshold NOI. Shares of restricted stock that are not forfeited will vest as follows: 25% on the evaluation date (which is expected to be in March 2024), and 25% on December 31 in each of 2023, 2024, and 2025. Vesting of restricted stock will be accelerated upon a Change of Control (as defined in the Equity Incentive Plan). The values of the restricted stock awards were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $57.80.

In connection with the January 1, 2022 restricted stock grants, each named executive officer was also awarded performance shares, which are not reported in the table based on probable outcome of performance conditions to which they are subject. The performance share awards represent the opportunity for each named executive officer to receive additional shares of restricted stock on the evaluation date if NOI for the performance period exceeds the target NOI, up to a maximum award value of $50,000, which would be earned upon the achievement of 125% of target NOI ($38,263,881). The performance shares are subject to partial forfeiture if NOI for the performance period is greater than the target NOI but less than the maximum NOI, and are subject to complete forfeiture if NOI for the performance period is less than or equal to the target NOI. If earned, the number of restricted shares issued would be calculated based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of issuance, and the restricted shares would be subject to the same conditions and vesting schedule as the restricted share grant described above.

On January 1, 2021, each named executive officer was awarded 2,196 shares having a value of $100,000. The values of the stock awards were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $45.55.

Additionally, on January 1, 2021, each named executive officer was awarded 4,392 shares of restricted stock having a value of $200,000, which awards are subject to performance conditions and the recipient’s continuous service to the Company. The performance conditions will be met if certain of the Company’s joint ventures achieve an aggregate target net operating income (NOI) of $28,373,111 for the 24-month performance period ending December 31, 2022. Restricted shares are subject to partial forfeiture if NOI for the performance period is less than the target NOI but greater than or equal to a minimum threshold NOI of $22,698,488 (at which level 50% of the restricted shares will be forfeited), and are subject to complete forfeiture if NOI for the performance period is less than the threshold NOI. The performance condition was achieved at 100% and 25% of the shares vested on March 2, 2023 (the performance evaluation date) and 25% will vest on December 31 in each of 2023, 2024, and 2025. Vesting of restricted stock will be accelerated upon a Change of Control (as defined in the Equity Incentive Plan). The values of the restricted stock awards were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $45.55.

Simultaneously with the January 1, 2021 restricted stock grants, each named executive officer was awarded performance shares, which are not reported in the table based on the probable outcome of performance conditions to which they were subject at the time of the award. The performance shares represented the opportunity for each named executive officer to receive additional shares of restricted stock on March 2, 2023 (the performance evaluation date) if NOI for the 24-month performance period exceeded the target NOI. Each named executive officer was eligible to receive a maximum award value of $50,000, which would have been earned upon the achievement of 125% of target NOI ($31,210,422). The performance condition was achieved at 114.33% of NOI, and as a result, 528 restricted shares having a value of $28,681 were issued to each named executive officer on the performance evaluation date, of which 25% vested immediately and 25% will vest on December 31 in each of 2023, 2024 and 2025. Vesting of restricted stock will be accelerated upon a Change of Control (as defined in the Equity Incentive Plan). The values of the restricted shares were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on March 2, 2023, which was $54.32.

On March 2, 2020, John D. Baker II and David H. deVilliers Jr. were each awarded 2,160 shares having a value of $100,000, and David H. deVilliers III was awarded 2,700 shares having a value of $125,000. The values of the stock awards were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $46.30.

On March 4, 2020, each named executive officer was awarded 4,320 shares of restricted stock having a value of $200,000, which awards were granted subject to a performance condition and which awards remain subject to the recipient’s continuous service to the Company. The performance target was the achievement by certain of the Company’s joint ventures of an aggregate net operating income (NOI) of $18,852,001 for the 24-month performance period ending December 31, 2021, and such awards were subject to partial forfeiture if NOI for the performance period was less than the target NOI but greater than or equal to a minimum threshold NOI of $15,984,833, and complete forfeiture if NOI for the performance period was less than such threshold. The performance condition was achieved at 93.36%, and each recipient forfeited 6.64% of his restricted shares, accordingly. With respect to the shares that were not forfeited, 25% vested on March 2, 2022 (the performance evaluation date), and 25% will vest on December 31 in each of 2022, 2023, and 2024. Vesting of restricted stock will be accelerated upon a Change of Control (as defined in the Equity Incentive Plan). The values of the restricted stock awards were determined using the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which was $46.30.

(2)	This column represents amounts paid under the Company’s management incentive compensation plan (the “MIC Plan”).

The MIC Plan provides officers an opportunity to earn an annual cash bonus for achieving specified performance based goals. Individual awards are expressed as a percentage of each officer’s base salary and are determined by the achievement of individual performance goals, subject to any Company performance criteria set for the applicable period, all of which is set by the Compensation Committee on an annual basis. Each year, a portion of each named executive officer’s cash bonus is contingent upon a determination that the internal control over financial reporting for the company was effective during the applicable year.

For the 12-month MIC Period ending December 31, 2022, John D. Baker II and David H. deVilliers, Jr. were eligible to receive bonuses in an amount of up to 125% of their base salaries, and David H. deVilliers III was eligible to receive a bonus in an amount of up to 112.5% of his base salary. Bonuses were contingent upon the Company’s achievement of (i) a combined target representing net operating income for all segments except for the mining segment, plus pre-tax cash and profit events (referred to as NOI+) for the MIC Period, and (ii) a target square feet leased for FRP-owned assets during the MIC Period. The targets were weighted at 75% and 25% of the bonus pool, respectively, but an achievement in excess of one target (up to 25%) could be applied to eliminate any corresponding deficit in meeting the other target. The maximum bonus pool (125%) was available upon the achievement of NOI+ of $17,775,878 and 79,292 square feet leased. The target NOI+ and square feet leased were $15,750,878 and 65,000, respectively, which would have resulted in the achievement of 100% of the eligible bonus pool. The threshold NOI+ and square feet leased were $15,010,878 and 52,000, respectively, which would have resulted in the achievement of 50% of the eligible bonus pool.

For the 12-month MIC Period ending December 31, 2021, John D. Baker II and David H. deVilliers, Jr. were eligible to receive bonuses in an amount of up to 125% of their base salaries, and David H. deVilliers III was eligible to receive a bonus in an amount of up to 106.25% of his base salary. Bonuses were contingent upon the Company’s achievement of (i) a combined target representing net operating income for all segments except for the mining segment, plus pre-tax cash and profit events (referred to as NOI+) for the MIC Period, and (ii) a target square feet leased for FRP-owned assets during the MIC Period. The targets were weighted at 70% and 30% of the bonus pool, respectively, but an achievement in excess of one target (up to 25%) could be applied to eliminate any corresponding deficit in meeting the other target. The maximum bonus pool (125%) was available upon the achievement of NOI+ of $17,677,907 and 112,500 square feet leased. The target NOI+ and square feet leased were $16,764,760 and 90,000, respectively, which would have resulted in the achievement of 100% of the eligible bonus pool. The threshold NOI+ and square feet leased were $12,314,687 and 72,000, respectively, which would have resulted in the achievement of 50% of the eligible bonus pool.

For the 12-month MIC Period ending December 31, 2020, John D. Baker II and David H. deVilliers, Jr. were eligible to receive bonuses in an amount of up to 125% of their base salaries, and David H. deVilliers III was eligible to receive a bonus in an amount of up to 100% of his base salary. Bonuses were contingent upon the Company’s achievement of (i) a combined target representing net operating income for all segments except for the mining segment, plus pre-tax cash and profit events (referred to as NOI+) for the MIC Period, and (ii) a target square feet leased for FRP-owned assets during the MIC Period. The targets were weighted at 60% and 40% of the bonus pool, respectively, but an achievement in excess of one target (up to 25%) could be applied to eliminate any corresponding deficit in meeting the other target. The maximum bonus pool (125%) was available upon the achievement of NOI+ of $12,698,822 and 100,000 square feet leased. The target NOI+ and square feet leased were $11,698,822 and 80,000, respectively, which would have resulted in the achievement of 100% of the eligible bonus pool. The threshold NOI+ and square feet leased were $10,100,949 and 64,000, respectively, which would have resulted in the achievement of 50% of the eligible bonus pool.

(3)	The components of “All Other Compensation” are as follows:

Name	Period	401k Matching Contributions	Personal Use of Company Car	Medical(a)	Misc.(b)

John D. Baker II	2022	$9,150	—	$24,320	$1,236
	2021	$8,700	—	$14,428	$572
	2020	$8,550	—	$23,543	$335
David H. deVilliers, Jr.	2022	$9,150	$4,656	$26,657	$1,236
	2021	$8,700	$5,163	$16,475	$1,699
	2020	$8,550	$7,410	$10,683	$1,270
David H. deVilliers III	2022	$9,150	$3,019	$41,009	$180
	2021	$8,700	$3,319	$29,216	$180
	2020	$8,550	$5,972	—	$180

(a)	The amounts shown under this column represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

(b)	The amounts shown under this column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information relating to stock options held by the named executive officers as of December 31, 2022.

Name	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

John D. Baker II Chief Executive Officer	4,555	—	$37.550	03/12/2027
	6,670	—	$44.50	12/05/2027
	5,308	1,327	$45.97	12/04/2028
David H. deVilliers, Jr. President	7,120	—	$31.100	12/04/2023
	7,040	—	$31.150	12/06/2025
	5,955	—	$39.000	12/06/2026
	6,670	—	$44.500	12/05/2027
	5,308	1,327	$45.97	12/04/2028
David H. deVilliers III VP of Leasing, Acquisition & Development	1,490	—	$39.000	12/06/2026
	1,575	—	$44.500	12/05/2027
	2,104	526	$45.97	12/04/2028
(1)	All stock options vest ratably over 5 years, commencing on the first anniversary of the grant date, and have a term of 10 years.

Deferred Compensation Plan Benefits

David H. deVilliers, Jr. is our only named executive officer who participates in the Company’s Management Security Plan (the “Management Security Plan”). Mr. deVilliers has met the requisite years of service requirement under the Management Security Plan and is entitled to the following benefits upon his retirement or death:

Triggering Event	Annual Benefit
Normal Retirement at age 65 or older	$247,200 during year 1 and $123,600 in subsequent years until his death.

Death of Participant after his Retirement	Continuation of annual benefit until the 15th anniversary of his retirement (or the earlier death of his designated beneficiary).

Death of Participant prior to his Retirement	$247,200 during year 1 and $123,600 in subsequent years until the later of (i) the 15th anniversary of his death or (ii) the date that he would have turned 65 (or in either case, the earlier death of his designated beneficiary).

Severance and Change of Control Agreements

On December 5, 2007, the Company entered into a change-in-control agreement with David H. deVilliers, Jr. The agreement is a “double trigger” agreement that will pay benefits to Mr. deVilliers, under certain circumstances, if he is terminated following a change-in-control of the Company or a sale of a particular business unit. Mr. deVilliers’ agreement provides that if he is terminated within 24 months following a change-in-control or a sale of his business unit other than for “cause” or if he resigns following such event for “good reason,” the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to him. In addition, Mr. deVilliers will become fully vested in his stock options and restricted stock.

For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer, (iii) repeated and continued failure by the executive to carry out, in all material respects, the employer’s reasonable and lawful directions, or (iv) fraud, embezzlement, theft, or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive’s duties, responsibilities, reporting obligations, title, or authority.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section discusses the relationship between executive compensation actually paid to our named executive officers and certain financial performance of the Company for fiscal years 2022 and 2021.

PAY VERSUS PERFORMANCE
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table For Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid To Non-PEO NEOs(4)	Value Of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income(6)
2022	$559,706	$620,316	$1,108,865	$1,170,444	$118	$4,565,000
2021	$694,950	$811,411	$1,054,051	$1,156,563	$127	$28,215,000

(1)	The amounts set forth in column (b) represent the amounts of total compensation reported for John D. Baker II (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table set forth in this proxy statement (the “SCT”). See the section of this proxy statement entitled “Executive Compensation – Summary Compensation Table”.

(2)	The amounts set forth in column (c) represent the amount of “compensation actually paid” to Mr. Baker, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amount of compensation paid to or earned by Mr. Baker during fiscal years 2022 and 2021; rather, they reflect Mr. Baker’s total compensation, as reported in the “Total” column of the SCT, after the following adjustments:

Adjustments to Determine Compensation “Actually Paid” to PEO	2022	2021
Deduction for amounts reported under the “Stock Awards” column in the SCT	($300,000)	($300,000)
Increase for fair value of awards granted during year that remain unvested as of year-end(a)	$293,591	$285,590
Increase for fair value of awards granted during year that vested during year(a)	$23,321	$31,732
Increase for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(a)	$64,141	$85,432
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(a)	($3,855)	$13,708
Deduction of fair value of awards granted prior to year that were forfeited during year(a)	($16,589)	—
Total Adjustments:	$60,610	$116,461

(a)	The yearly change in the market price of the Company’s common stock was used to adjust the fair value of restricted stock grants. The yearly change in the market price of the Company’s common stock and the change in the probable NOI performance was used to adjust the fair value of the restricted stock grants and performance share awards that are subject to the NOI performance condition. The fair values of outstanding stock options were adjusted based on the yearly change in intrinsic value.

(3)	The amounts set forth in column (d) represent the average of the amounts reported for our named executive officers as a group (excluding John D. Baker II) in the “Total” column of the summary compensation table. See the section of this proxy statement entitled “Executive Compensation – Summary Compensation Table”. These calculations include total compensation reported for Messrs. deVilliers Jr. and deVilliers III for each of fiscal years 2022 and 2021.

(4)	The amounts set forth in column (e) represent the amount of “compensation actually paid” to our non-PEO NEOs (namely, Messrs. deVilliers Jr. and deVilliers III), as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amount of compensation paid to or earned by our non-PEO NEOs during fiscal years 2022 and 2021; rather, they reflect the average total compensation of our non-PEO NEOs, as reported in the “Total” column of the SCT, after the following adjustments:

Adjustments to Determine Compensation “Actually Paid” to Non-PEO NEOs	2022	2021
Deduction for amounts reported under the “Stock Awards” column in the SCT	($300,000)	($300,000)
Increase for fair value of awards granted during year that remain unvested as of year-end(a)	$293,591	$285,590
Increase for fair value of awards granted during year that vested during year(a)	$23,321	$31,732
Increase for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(a)	$65,719	$75,619
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(a)	($4,464)	$9,571
Deduction of fair value of awards granted prior to year that were forfeited during year(a)	($16,589)	—
Total Adjustments:	$61,579	$102,512

(b)	The yearly change in the market price of the Company’s common stock was used to adjust the fair value of restricted stock grants. The yearly change in the market price of the Company’s common stock and the change in the probable NOI performance was used to adjust the fair value of the restricted stock grants and performance share awards that are subject to the NOI performance condition. The fair values of outstanding stock options were adjusted based on the yearly change in intrinsic value.

(5)	Cumulative total shareholder return represents the change in share price over the measurement period (the beginning of fiscal year 2021 to the end of fiscal year 2022), assuming reinvestment of all dividends. No dividends were issued in 2021 or 2022.

(6)	The amounts set forth in column (g) reflects the net income of the Company during each of fiscal year reported.

Analysis of the Information Presented in the Pay Versus Performance Tables

The Company is focused on creating long-term value for shareholders by maximizing the value of its real estate holdings and making strategic investments. Our projects typically take several years to come to fruition, and our net income may vary significantly from year to year based on the status of those projects. Accordingly, we do not tie compensation specifically to net income; rather, the Company’s MIC plan calculates bonuses based on net operating income, leased square feet and the achievement of specified individual goals, and longer-term equity-based awards vest based on the aggregate net operating income of certain joint ventures.

From 2021 to 2022, our net income decreased approximately 84%, and “compensation actually paid” (as calculated pursuant to Item 402(v) of Regulation S-K) to our PEO decreased approximately 24%. Average compensation actually paid to our non-PEO named executive officers increased 1.2% year-over-year.

The following chart reflects the relationship between “compensation actually paid” to our PEO and our non-PEO NEOs and the Company’s total shareholder return over the period covering fiscal years 2021 and 2022. An integral part of our executive compensation program is equity-based. The Company’s objective in granting equity-based awards is to align our executive officers’ interests with those of our shareholders by providing a continuing incentive to maximize long-term value for shareholders and encouraging long-term employment.

PROPOSAL NO. 4: THE FREQUENCY PROPOSAL

In accordance with Section 14A of the Exchange Act, we are proposing an advisory vote as to the frequency of future advisory votes on executive compensation. This non-binding advisory vote is commonly referred to as “say-on-frequency.” Shareholders may vote that the say-on-pay advisory vote should be held every one, two or three years.

The FRP Board recognizes the value of shareholder feedback on a regular basis. Although our executive compensation programs are designed to promote a long-term connection between pay and performance, compensation decisions are made annually. After careful consideration, the FRP Board has determined that it is in the best interest of the Company and its shareholders to hold a say-on-pay vote each year.

The frequency of the say-on-pay vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Although this is a non-binding advisory vote, the FRP Board values the opinions of our shareholders and will take into account the outcome of the vote when considered the frequency of the say-on-pay vote.

The FRP Board recommends that you select “ONE YEAR” as the frequency of the advisory say-on-pay vote.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2024 must be delivered in writing to the principal executive offices of the Company no later than November 30, 2023. The inclusion of any proposal will be subject to the applicable rules of the SEC.

Except for shareholder proposals to be included in the Company’s proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is February 1, 2024. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 1, 2024.

DELIVERY OF DOCUMENTS TO SHAREHOLDER SHARING AN ADDRESS

A number of brokers with account holders who are FRP shareholder will be “householding” FRP’s proxy materials. A single proxy statement will be delivered to multiple FRP shareholder sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to FRP’s principal offices, Attention: Secretary, or contact FRP’s Secretary by telephone at (904) 858-9100 and we will promptly deliver such separate copy. FRP’s principal offices are located at 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202. FRP shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any FRP shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FRP files annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or (202) 942-8088 for further information regarding the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements, and other information regarding issuers, including FRP, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.frpdev.com. The web addresses of the SEC and FRP have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about FRP and its financial condition.

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by FRP, such information or exhibit is specifically not incorporated by reference.

In addition, FRP incorporates by reference any future filings it may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the annual meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents of FRP listed above from the SEC, through the SEC’s website at the address described above, or from us directly by requesting them in writing or by telephone at the following addresses and telephone number:

FRP Holdings, Inc.
200 W. Forsyth Street, 7th Floor,
Jacksonville, Florida 32202
Attn: Corporate Secretary
(904) 858-9100

If you are an FRP shareholder and would like to request documents, please do so by 5:00 p.m. Eastern Daylight Time on April 24, 2023 to receive them before the annual meeting.

These documents are available from FRP, without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement forms a part. You can also find information about FRP at its website at www.frpdev.com. Information contained on this website is specifically not incorporated by reference into this proxy statement.

This document is a proxy statement of FRP for the annual meeting. We have not authorized anyone to give any information or make any representation about FRP that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the materials that we have incorporated by reference into this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. This proxy statement is dated March 27, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies, and the mailing of this proxy statement to our shareholders does not create any implication to the contrary.

TRANSACTION OF OTHER BUSINESS

The FRP Board knows of no other business to be presented for FRP shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment or postponements thereof, the FRP Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgement.

By Order of the Board of Directors,

John D. Milton, Jr.

Executive Vice President, Secretary, and General Counsel

Jacksonville, Florida

March 27, 2023

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

ANNUAL MEETING OF SHAREHOLDERS OF

FRP HOLDINGS, INC.

May 10, 2023

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.frpdev.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

20730304000000000000 1	051023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” UNDER PROPOSAL 1,
“FOR” PROPOSALS 2 AND 3 AND A FREQUENCY OF “1 YEAR” ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of the seven director nominees listed below for a one-year term (the “Director Election Proposal”) (the Board recommends a vote “FOR ALL NOMINEES”)

☐		NOMINEES:
	FOR ALL NOMINEES	John D. Baker II
Charles E. Commander III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Martin E. Stein, Jr.
John S. Surface
Nicole B. Thomas
☐	FOR ALL EXCEPT (See instructions below)	William H. Walton III Margaret B. Wetherbee

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

			FOR	AGAINST	ABSTAIN
2.

Ratification of the audit committee’s selection of FRP’s independent registered public accounting firm, Hancock Askew & Co., LLP (the “Auditor Proposal”) (The Board recommends a vote “FOR” this proposal).

			☐	☐	☐

			FOR	AGAINST	ABSTAIN
3.	Approval of, on an advisory basis, the compensation of FRP’s named executive officers (the “Compensation Proposal”) (The Board recommends a vote “FOR” this proposal).		☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	Advisory vote on frequency of advisory vote on executive compensation (The Board recommends a vote for “1 YEAR” on this proposal).	☐	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournments thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0	▄

FRP HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR MAY 10, 2023.

The undersigned hereby appoints John D. Baker II and John D. Milton, Jr. the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of FRP Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually on Wednesday, May 10, 2023 at 11:00 a.m. Eastern Daylight Time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. To participate in the annual meeting, go to www.frpdev.com, click the Investors tab, and then click the link titled “2023 Annual Shareholders Meeting”.

Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted for all director nominees under the Director Election Proposal, for the Auditor Proposal, for the Compensation Proposal, for a frequency of 1 YEAR under the Frequency Proposal, and if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated March 27, 2023, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

(Continued and to be signed on the reverse side)

▄ 1.1	14475 ▄